X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY UNITED FINANCIAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS , 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of United Financial Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at , Massachusetts at :00 a.m. (local time) on , 2012, and at any and all adjournments thereof.

For Against Abstain

1. The proposal to approve the agreement and plan of merger, dated May 30, 2012, by and between United Financial Bancorp, Inc. and New England Bancshares, Inc. and the merger contemplated therein.

For Against Abstain

2. The proposal to adjourn the annual meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to achieve a quorum or to approve the agreement and plan of merger.

The Board of Directors recommends a vote “FOR” the proposals set forth in (1) and (2) above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN (1) AND (2) ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

Please be sure to date and sign this proxy card in the box below. Date

Sign above Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Detach above card, sign, date and mail in postage paid envelope provided.

UNITED FINANCIAL BANCORP, INC.

Should the above signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of United Financial Bancorp, Inc. at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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